UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 16, 2005



                                 NCT Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-18267                59-2501025
----------------------------       --------------------     --------------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


20 Ketchum Street, Westport, CT                                      06880
-----------------------------------------                        ---------------
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number including area code:               (203) 226-4447
                                                                 ---------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.   Unregistered Sales of Equity Securities.


On February 16, 2005, NCT Group, Inc. ("NCT") issued Carole Salkind an 8% convertible note in the principal amount of $400,000, for which Ms. Salkind paid NCT $400,000 in cash. The note matures on August 16, 2005. On February 21, 2005, NCT issued Carole Salkind an 8% convertible note in the principal amount of $457,761.83 to cure NCT's default under a note dated August 10, 2004. The principal amount of the February 21, 2005 note represents the principal rolled over ($400,000), default penalty (10% of the principal in default) and accrued interest. The February 21, 2005 note matures on August 21, 2005. The notes are secured by substantially all of the assets of NCT. The notes bear interest at 8% per annum until the due date of the notes, and bear interest at a default rate of 13% on any amount of principal or interest that is not paid when due. Interest is payable upon maturity of the notes. At the election of Ms. Salkind, the February 16, 2005 note may be converted into 21,739,130 shares of NCT common stock at a conversion price per share of $0.0184 and the February 21, 2005 note may be converted into 23,474,966 shares of NCT common stock at a conversion price per share of $0.0195 or either note may be exchanged for shares of common stock of any subsidiary of NCT (except Pro Tech Communications, Inc.) that makes a public offering of its common stock (at the public offering price). The notes contain events of default, any one of which (if not cured) triggers a default penalty of 10% of the then outstanding principal. If triggered, the default penalty, along with the outstanding principal and accrued interest, becomes immediately due and payable. Events of default include the failure to pay principal and interest when due and the failure to issue shares of common stock upon exercise of conversion rights.

In conjunction with the issuance of these notes, NCT issued Ms. Salkind a five-year warrant to acquire 6,750,000 shares of NCT common stock at an exercise price per share of $0.0184 and a five-year warrant to acquire 7,750,000 shares of NCT common stock at an exercise price per share of $0.0195.

The issuance of the notes and warrants was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering.


Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

4.1 Warrant dated February 16, 2005 issued to Carole Salkind for the purchase of 6,750,000 shares of NCT common stock at a purchase price of $0.0184 per share.

4.2 Warrant dated February 21, 2005 issued to Carole Salkind for the purchase of 7,750,000 shares of NCT common stock at a purchase price of $0.0195 per share.

10.01 Secured Convertible Note in principal amount of $400,000 dated February 16, 2005 issued by NCT to Carole Salkind.

10.02 Secured Convertible Note in principal amount of $457,761.83 dated February 21, 2005 issued by NCT to Carole Salkind.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  NCT GROUP, INC.


                                                  By:  /s/ Cy E. Hammond
                                                       -------------------------
                                                       Cy E. Hammond
                                                       Senior Vice President and
                                                       Chief Financial Officer


Date:    February 23, 2005